UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2023

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7751 Belfort Parkway, Suite 150, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JOB	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Waterfield Letter Agreement

On August 3, 2023, GEE Group Inc. (the “Company”) (NYSE American: JOB), entered into a letter agreement (the “Letter Agreement”) with J. Randall Waterfield. Pursuant to the Letter Agreement, Mr. Waterfield consented to being named by the Company as a nominee for election to the Company’s board of directors (the “Board”) and to serve as a director, if elected, in connection with any annual meeting of shareholders during the term of the Letter Agreement. Any appointment of Mr. Waterfield to the Board or any nomination for his election to the Board is conditioned on the Company and The Red Oak Fund, L.P. (collectively with its affiliates, “Red Oak Fund”) entering into a definitive agreement relating to ongoing discussions between the Company and Red Oak Fund. Mr. Waterfield has agreed to submit a conditional resignation promptly following his engagement in any activities that violate the Company’s Code of Ethics or the Company’s receipt of notice that Red Oak Fund’s beneficial ownership has failed to equal or exceed one-half of the shares of the Company’s common stock, no par value (“Common Stock”), beneficially owned as of August 9, 2023, the date of the Cooperation Agreement (as defined below).

Until the date that is 30 days prior to the opening of the window for submission of shareholder nominations for the Company’s 2025 annual meeting of shareholders (the “Termination Date”), Mr. Waterfield agrees to vote all Common Stock beneficially owned by him at all meetings of the Company’s shareholders in accordance with the Board’s recommendation.

The Letter Agreement also prevents Mr. Waterfield, until the Termination Date, from, among other things, (a) nominating a person for election at any shareholder meeting at which directors are to be elected; (b) soliciting proxies; (c) submitting any shareholder proposals for consideration at any shareholder meeting; (d) publicly proposing any change in the number or term of directors serving on the Board or the filling of any vacancies on the Board; and (e) entering into any discussions or agreements with respect to any of the foregoing actions, or assisting or encouraging anyone to take any such action. Until the Termination Date, the Company and Mr. Waterfield have also agreed not to disparage each other.

The description of the Letter Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Red Oak Cooperation Agreement

In addition, on August 9, 2023, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Red Oak Partners, LLC (collectively with its affiliates, “Red Oak Partners”). Pursuant to the Cooperation Agreement, the Company agreed to increase the size of the Board by two seats and to appoint each of Mr. Sandberg and Mr. Waterfield to the Board as a Class I director and Class II director, respectively. The Company further agreed to nominate Mr. Sandberg for election to the Board at the Company’s 2023 annual meeting of shareholders (the “Annual Meeting”), and nominate Mr. Waterfield for election to the Board at the Company’s 2024 annual meeting of shareholders. On August 11, 2023, the Company increased the size of the Board from seven directors to nine directors and appointed each of Mr. Sandberg and Mr. Waterfield to the Board as a Class I director and Class II director, respectively. The Company further agreed to appoint Messrs. Sandberg and Waterfield to the Mergers and Acquisitions Committee of the Board, and Mr. Sandberg to the Corporate Governance Committee of the Board.  On August 11, 2023, the Board appointed Messrs. Sandberg and Waterfield to the Mergers and Acquisitions Committee of the Board, Mr. Sandberg to the Corporate Governance Committee of the Board and Mr. Waterfield to the Audit Committee of the Board.

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Subject to the terms and conditions of the Cooperation Agreement, Mr. Sandberg has agreed to submit a conditional resignation from the Board promptly following his engagement, directly or through his affiliates, in activities that violate the Company’s Code of Ethics, or the Company’s receipt of notice that Red Oak Partners’ beneficial ownership has failed to equal or exceed two-thirds of the outstanding shares of Common Stock beneficially owned as of the date of the Cooperation Agreement, and Mr. Waterfield has agreed to submit a conditional resignation promptly following certain conditions, as provided in the Letter Agreement.

Pursuant to the Cooperation Agreement, Red Oak Partners has agreed to irrevocably withdraw its notice of intent to nominate candidates for election to the Board and to present certain business proposals at the Annual Meeting and to cease all solicitations and related activities in connection with the Annual Meeting. The Company will additionally maintain a lead independent director until, at a minimum, the termination of the Cooperation Agreement.

During the term of the Cooperation Agreement, Red Oak Partners has agreed to vote all shares of Common Stock beneficially owned by it at all meetings of the Company’s shareholders in accordance with the Board’s recommendations, except that Red Oak Partners may vote in its discretion on Extraordinary Transactions (as defined in the Cooperation Agreement) and, other than with respect to director election, removal or replacement proposals, in accordance with the recommendations of Institutional Shareholder Services Inc. or Glass, Lewis & Co., LLC if either of them recommends differently from the Board.

Red Oak Partners has also agreed to certain customary standstill provisions prohibiting it from, among other things, (a) soliciting proxies; (b) advising or knowingly encouraging any person with respect to the disposition of any securities of the Company, subject to limited exceptions; (c) acquiring, in the aggregate, beneficial ownership of more than 19.9% of the outstanding shares of Common Stock; and (d) taking actions to change or influence the Board, management or the direction of certain Company matters. Until the termination of the Cooperation Agreement, the Company and Red Oak Partners have also agreed not to disparage each other.

The Cooperation Agreement will terminate on the date that is 40 days prior to the opening of the window for submission of shareholder nominations for the Company’s 2025 annual meeting of shareholders. Each of the Company and Red Oak Partners has the right to terminate the Cooperation Agreement earlier if the other party commits a material breach of the Cooperation Agreement and such breach is not cured within 15 days after notice or, if such breach is not curable within 15 days, the breaching party has not taken any substantive action to cure within such 15-day period.

In addition, the Nominating Committee of the Board previously elected Thomas Vetrano as the Lead Independent Director (“LID”) of the Board, and the Company has agreed to maintain the LID position during the term of the Cooperation Agreement.  Furthermore, per terms of the Cooperation Agreement, the Board will engage an investment bank or consulting firm to assist in evaluating strategic opportunities to maximize shareholder value.

The description of the Cooperation Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.2, which is incorporated herein by reference.

Item 8.01 Other Events.

On August 14, 2023, the Company issued a press release announcing the entry into the Cooperation Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated August 3, 2023, by and between GEE Group Inc. and J. Randall Waterfield.
10.2	Cooperation Agreement, dated August 9, 2023, by and between GEE Group Inc. and Red Oak Partners, LLC.
99.1	Press Release dated August 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP INC.

Date: August 14, 2023	By:	/s/ Kim Thorpe
Kim Thorpe
Chief Financial Officer

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